CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267901 on Form S-6 of our report dated November 21, 2022, relating to the financial statement of FT 10443, comprising Cboe Vest Large Cap Deep Buffered 20 Portfolio, Series 21, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 21, 2022